UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007 (October 26, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) hereby amends its Current Report on Form 8-K filed on November 1, 2006 to provide the required financial statements relating to the acquisition of a 40-story office building with a three-level underground parking garage in Charlotte, North Carolina (“Bank of America Plaza”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Bank of America Plaza that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	4

	Notes to the Statements of Revenues and Certain Operating Expenses	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006	8

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2006	9

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005	10

	Unaudited Notes to Pro Forma Consolidated Financial Statements	11

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Bank of America Plaza, an office building located in Charlotte, North Carolina (the “Property”), for the year ended December 31, 2005.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
January 9, 2007

Bank of America Plaza
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(unaudited)
Revenues:
Rental revenue	$12,309	$12,572
Tenant reimbursement income	4,665	6,363
Total revenues	16,974	18,935

Certain operating expenses:
Property operating expenses	3,759	5,040
Real estate taxes	972	1,274
Property management fees	455	622
General and administrative expenses	436	414
Total certain operating expenses	5,622	7,350
Revenues in excess of certain operating expenses	$11,352	$11,585

See accompanying notes to statement of revenues and certain operating expenses.

Bank of America Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.                          Basis of Presentation

On October 26, 2006, Behringer Harvard REIT I, Inc. (the “Company”) acquired a 40-story office building with a three-level underground parking garage containing approximately 887,000 rentable square feet (unaudited) in Charlotte, North Carolina  (“Bank of America Plaza”).

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Bank of America Plaza, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Bank of America Plaza.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

Bank of America Plaza’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments.  All leases have been accounted for as operating leases.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $3.7 million for the nine months ended September 30, 2006 (unaudited) and approximately $0.2 million for the year ended December 31, 2005.  Reimbursement income consists of recovery of certain basic operating costs over an established base amount.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$11,334
2007	11,232
2008	10,550
2009	12,690
2010	13,644

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.  There were approximately $40,000 of contingent rents for the year ended December 31, 2005 and the nine months ended September 30, 2006.

5.                          Concentrations

The following presents rental income (base rent) from tenants who individually represented more than 10% of Bank of America Plaza’s rental income for the year ended December 31, 2005 (in thousands):

Bank of America, N.A.	$7,420
Alston & Bird LLP	1,999

6.                          Commitments

Bank of America Plaza leases certain office equipment under non-cancelable operating leases.  The following represents future minimum rental payments of these non-cancelable operating leases at December 31, 2005:

Year ending	Amount
2006	$10,595
2007	8,919
2008	3,888
2009	2,592
Thereafter	—
$25,994

Bank of America Plaza leases an off-site parking garage under two ground leases.  Future minimum lease payments for the ground leases at December 31, 2005 are as follows:

Year ending	Amount
2006	$209,208
2007	237,780
2008	237,780
2009	226,393
2010	226,393
Thereafter	226,393
$1,363,947

*****

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Financial Information

On October 26, 2006, we acquired a 40-story office building with a three-level underground parking garage containing approximately 887,000 rentable square feet located in Charlotte, North Carolina (“Bank of America Plaza”), through Behringer Harvard 101 South Tryon LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  The contract purchase price of Bank of America Plaza, exclusive of closing costs and initial escrows, was approximately $194.1 million.  Behringer Harvard 101 South Tryon LP borrowed $150 million under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and we paid the remaining amount from proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
as of September 30, 2006
(in thousands, except share and per share amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Bank of America Plaza as of September 30, 2006.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2006, nor does it purport to represent our future financial position.

		Prior Acquisitions
	September 30, 2006	Pro Forma
	as Reported	Adjustments	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		September 30, 2006
Assets
Real estate
Land	$206,351	$1,620	$27,000	(c)	$234,971
Buildings, net	1,008,599	19,274	187,320	(c)	1,215,193
Total real estate	1,214,950	20,894	214,320		1,450,164

Cash and cash equivalents	121,485	(6,241)	(45,253	)(c)	69,991
Restricted cash	72,187	558	7,320	(c)	80,065
Accounts receivable, net	14,103	—	—		14,103
Prepaid expenses and other assets	2,296	108	544	(c)	2,948
Loan deposits	5,280	—	—		5,280
Escrow deposits	17,679	(1,295)	(10,525	)(d)	5,859
Investments in tenant-in-common interests	169,295	331	—		169,626
Deferred financing fees, net	11,252	217	1,536	(c)	13,005
Note receivable	3,000	—	—		3,000
Lease intangibles, net	236,539	2,948	32,931	(c)	272,418
Receivables from affiliates	1,306	—	—		1,306
Total assets	$1,869,372	$17,520	$200,873		$2,087,765

Liabilities and stockholders’ equity

Liabilities
Mortgages payable	$1,017,369	$17,000	$150,000	(c)	$1,184,369
Accounts payable	1,709	—	—		1,709
Payables to affiliates	1,267	—	—		1,267
Acquired below-market leases, net	40,978	243	46,900	(c)	88,121
Dividends payable	5,697	—	—		5,697
Accrued liabilities	40,139	277	3,973	(c)	44,389
Subscriptions for common stock	563	—	—		563
Total liabilities	1,107,722	17,520	200,873		1,326,115

Commitments and contingencies

Minority interest	3,148	—	—		3,148

Stockholders’ equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 101,103,728 shares issued and outstanding	10	—	—		10
Additional paid-in capital	899,785	—	—		899,785
Cumulative distributions and net loss	(141,293)	—	—		(141,293)
Total stockholders’ equity	758,502	—	—		758,502
Total liabilities and stockholders’ equity	$1,869,372	$17,520	$200,873		$2,087,765

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Bank of America Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Nine months	Prior Acquisitions	Statement of
	ended September 30, 2006	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Nine months ended
	(a)	(b)	(c)	Adjustments		September 30, 2006

Rental revenue	$102,308	$32,627	$16,974	$11,813	(d)	$163,722

Expenses
Property operating expenses	20,610	6,653	3,759	—		31,022
Interest expense	31,128	13,165	—	6,227	(e)	50,520
Real estate taxes	14,451	4,976	972	—		20,399
Property management fees	3,261	1,078	455	(455	)(f)	4,848
				509	(g)
Asset management fees	2,333	1,797	—	873	(h)	5,003
General and administrative	1,109	1,114	436	—		2,659
Depreciation and amortization	47,722	19,018	—	12,310	(i)	79,050
Total expenses	120,614	47,801	5,622	19,464		193,501

Interest income	2,859	—	—	—		2,859

Equity in earnings of investments in tenant-in-common interests	3,448	807	—	—		4,255

Net income (loss)	$(11,999)	$(14,367)	$11,352	$(7,651)		$(22,665)

Basic and diluted weighted average shares outstanding	82,499					82,499

Basic and diluted loss per share	$(0.15)					$(0.27)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005
(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Bank of America Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year ended	Prior Acquisitions	Statement of
	December 31, 2005	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Year ended
	(a)	(b)	(c)	Adjustments		December 31, 2005

Rental revenue	$31,057	$133,748	$18,935	$15,751	(d)	$199,491

Expenses
Property operating expenses	6,463	28,542	5,040	—		40,045
Interest expense	13,137	42,113	—	8,303	(e)	63,553
Rate lock extension recoveries, net	(525)	—	—	—		(525)
Real estate taxes	3,838	17,416	1,274	—		22,528
Property management fees	1,502	4,012	622	(622)	(f)	6,082
				568	(g)
Asset management fees	1,857	7,369	—	1,165	(h)	10,391
General and administrative	1,254	3,864	414	—		5,532
Depreciation and amortization	15,033	75,462	—	16,413	(i)	106,908
Total expenses	42,559	178,778	7,350	25,827		254,514

Interest income	2,665	(165)	—	—		2,500

Equity in earnings of investments in tenant-in-common interests	3,115	1,039	—	—		4,154

Net income (loss)	$(5,722)	$(44,156)	$11,585	$(10,076)		$(48,369)

Basic and diluted weighted average shares outstanding	38,220			40,604	(j)	78,824

Basic and diluted loss per share	$(0.15)					$(0.61)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                       Reflects our historical balance sheet as of September 30, 2006.

b.                                      Reflects our acquisition of Grandview II on October 20, 2006 and an additional 1.7457% tenant-in-common (“TIC”) interest in Minnesota Center on October 13, 2006.

c.                                       Reflects the acquisition of Bank of America Plaza for approximately $205.8 million, inclusive of closing costs. The acquisition was funded with approximately $55.8 million of cash and $150 million of debt.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (in thousands):

Description	Allocation	Estimated Useful Life
Land	$27,000	—
Building	187,320	25 years
Above/below market leases, net	(45,899)	2.9 years
Tenant improvements, leasing commissions & legal fees	6,502	2.9 years
In-place leases	16,034	2.9 years
Tenant relationships	9,394	7.9 years
Restricted cash	7,320	—
Deferred financing fees	1,536	—
Prepaid expenses and other assets	544	—
Prepaid rent	(534)	—
Other accruals	(3,439)	—
	$205,778

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the lease not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

d.                                      Reflects the reclassification of earnest money deposits for Bank of America Plaza at September 30, 2006 from escrow deposits to cash.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006

a.                                       Reflects our historical operations for the nine months ended September 30, 2006.

b.                                      Reflects the combined Pro Forma results for the following properties for periods prior to the respective acquisition date:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
Additional 67.23% TIC interest in Minnesota Center	August 18—October 13, 2006
Grandview II	October 20, 2006

c.                                       Reflects the historical revenues and certain expenses of Bank of America Plaza.

d.                                      Reflects the amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 35 months.

e.                                       Represents interest expense associated with the $150 million of long-term debt obtained in connection with the purchase of Bank of America Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.433% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, November 6, 2016.  The deferred financing costs of approximately $1.5 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.                                         Reflects the reversal of historical property and asset management fees for Bank of America Plaza.

g.                                      Reflects the property management fees associated with the current management of Bank of America Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the asset management fees associated with Bank of America Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.                                          Reflects the depreciation and amortization of Bank of America Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$187,320	25 years
Real estate intangibles(1)	(23,363)	2.9 years
Tenant relationships	9,394	7.9 years

(1)             Included in real estate intangibles is approximately $1 million of above market lease value and approximately $46.9 million of below market lease value, which are amortized to rental income.  See Note d.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.                                       Reflects our historical operations for the year ended December 31, 2005.

b.                                      Reflects the combined Pro Forma results for the following properties for periods prior to the respective acquisition date:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Alamo Plaza	February 24, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
Additional 67.23% TIC interest in Minnesota Center	August 18-October 13, 2006
Grandview II	October 20, 2006

c.                                       Reflects the historical revenues and certain expenses of Bank of America Plaza.

d.                                      Reflects the pro forma amortization, for the year ended December 31, 2005, of the above and below market lease values which have an approximate 35 month life based on the remaining non-cancelable terms of the leases.

e.                                       Represents interest expense associated with the $150 million of long-term debt obtained in connection with the purchase of Bank of America Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.433% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, November 6, 2016.  The deferred financing costs of approximately $1.5 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.                                         Reflects the reversal of historical property management fees for Bank of America Plaza.

g.                                      Reflects the property management fees associated with the current management of Bank of America Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the asset management fees associated with Bank of America Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.                                        Reflects the depreciation and amortization of Bank of America Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$187,320	25 years
Real estate intangibles(1)	(23,363)	2.9 years
Tenant relationships	9,394	7.9 years

(1)    Included in real estate intangibles is approximately $1 million of above market lease value and approximately $46.9 million of below market lease value, which are amortized to rental income.  See Note d.

j.                  Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments.  The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire prior acquisitions	645,752
Cash needed to acquire Bank of America Plaza	55,778
	$701,530

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	78,824
Less historical weighted average of common stock outstandingat December 31, 2005	(38,220)
	40,604

(1)             Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: January 11, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer